Amended
                                                              September 26, 1996



                         DEFERRED COMPENSATION PLAN FOR
                            NON-MANAGEMENT DIRECTORS


1.   General Provisions

     1.1  Purpose of Plan

          The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by providing a retirement program to attract and retain qualified non-management directors who have made or will make important contributions to the success of the Company.

     1.2  Definitions

          (a) "Acquiring Person" means any person or group of Affiliates or Associates who is or becomes the beneficial owner, directly or indirectly, of shares representing 20% or more of the total votes of the outstanding Stock entitled to vote at a meeting of shareholders.

          (b) "Affiliate" or "Associate" shall have the meanings set forth as of March 1, 1990, in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.


                                     - 1 -
          (c) "Beneficiary" means the person or persons (including legal entities) who have been designated in accordance with Section 3.2 hereof to receive benefits under this Plan following a Participant's death.

          (d)  "Board" means the Board of Directors of Ralston Purina Company.

          (e) "Change in Control" means the time when (i) any person, either individually or together with such person's Affiliates or Associates, shall have become the beneficial owner, directly or indirectly, of shares representing at least 50% of the total votes of the outstanding shares of capital stock of the Company entitled to vote at a meeting of shareholders and there shall have been a public announcement of such occurrence by the Company or such person or (ii) individuals who shall qualify as Continuing Directors shall have ceased for any reason to constitute at least a majority of the Board of Directors of Ralston Purina Company; provided however, that in the case of either clause (i) or clause (ii), a Change in Control shall not be deemed to have occurred if the event shall have been approved prior to the occurrence thereof by a majority of the Continuing Directors who shall then be members of such Board of Directors.

          (f) "Company" means Ralston Purina Company and its subsidiaries and affiliates.

          (g) "Compensation" means all or any part of any cash, or other consideration to be paid to a Director by the Company as directors' fees or retainers.

          (h) "Continuing Director" means any member of the Board while such person is a member of the Board, who is not an Affiliate or

                                     - 2 -
               Associate of an Acquiring Person or of any such Acquiring Person's Affiliate or Associate and was a member of the Board prior to the time when such Acquiring Person became an Acquiring Person, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any Affiliate or Associate of such Acquiring Person and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

          (i) "Date of Crediting" means, with respect to any Compensation deferred pursuant to the Plan, the first day of the month following the date when such Compensation would otherwise be paid to a Participant.

          (j)  "Director" means any member of the Board.

          (k) "Market Value" means, in the case of any class or series of Stock, the average of the closing prices of such class or series as reported by the New York Stock Exchange - Composite Transactions during the ten (10) trading days immediately preceding the date in question, or, if the class or series of Stock is not quoted on such composite tape or if such class or series is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which the class or series of Stock is listed, or if the class or series is not listed on any such exchange, the average of the closing bid quotations with respect to a share of the class or series of Stock during the ten
               (10) days immediately preceding the date in question on the NASDAQ Stock Market National Market System or any system then in

                                     - 3 -
               use, or if no such quotations are available, the fair market value on the date in question of a share of the class or series of Stock as determined by a majority of the Continuing Directors in good faith.

          (l) "Non-Management Director" means any Director who is not an officer or employee of the Company.

          (m)  "Participant" means any Director who participates in the Plan.

          (n) "Plan" means the Deferred Compensation Plan for Non-Management Directors, as amended.

          (o) "Retirement" means a Director's resignation or removal as a Director of the Company following attainment of age 70.

          (p) "Stock" means shares of the Company's $.10 par value common stock or any other outstanding class or series of common stock, including, without limitation, any stock split-up, stock dividend, creation of tracking stock, or other distributions of stock in respect of stock, or any reverse stock split-up, or recapitalization of the Company or any merger or consolidation of the Company with any Affiliate, or any other transaction, whether or not with or into or otherwise involving an Acquiring Person.

          (q)  "Year" means calendar year unless otherwise specified.

     1.3  Eligibility and Participation

          Any  Non-Management  Director  who  is  entitled  to  Compensation  is
          eligible to participate in the Plan.   An eligible Director becomes  a


                                     - 4 -
          Participant in this Plan upon the effective date of an agreement executed by the parties pursuant to Section 2.1(c).

     1.4  Administration of the Plan

          The Board  shall administer  the Plan  and, in  connection  therewith, shall have full power and sole discretion to approve or disapprove eligible Directors' requests for deferral in any option; to impose on any deferral any terms and conditions in addition to those set forth in the Plan; to construe and interpret the Plan; to establish rules and regulations; to delegate responsibilities to others to assist it in administering the Plan or performing any responsibilities hereunder; and to perform all other acts it believes reasonable and proper in connection with the administration of the Plan.

     1.5  Power to Amend

          The power to amend, modify or terminate this Plan at any time is reserved to the Board except that no amendment, modification or termination which would reasonably be considered to be adverse to a Participant or Beneficiary may apply to or affect the terms of any deferral of Compensation deferred prior to the effective date of such amendment, modification or termination, without the consent of the Participant or Beneficiary affected thereby.


2.   Deferral Options

     2.1  Terms and Conditions




                                     - 5 -
          (a)  Deferral  options  available  -  The  options  for  deferral  of

               Compensation offered under this Plan shall consist of the Equity Option, the Variable Interest Option and such other options as the Board may from time to time determine. Prior to commencement of directorships, or with respect to existing Directors, on or before December 31 of the Year prior to the Year in which any such Compensation will be earned, an eligible director may request in writing that the Board approve a deferral either into or under any single deferral option provided under this Plan, or any combination thereof. The Board, in its sole discretion, may permit amounts deferred by an eligible Director pursuant to any other deferred compensation program of the Company to be converted into any deferral option provided under this Plan. Participants in this Plan shall be permitted no more than twice each calendar year, at such six month intervals as determined by the Company, to transfer any amounts which have been deferred for at least one year (other than Company Matching Deferrals, as hereinafter defined) in an account credited with Stock equivalents (a "Stock Equivalent Account") or a Deferred Cash Account established pursuant to the Variable Interest Option. Company Matching Deferrals may not be transferred from the Stock Equivalent Account to which they are originally credited.

          (b)  Source of  terms and  conditions -  Any deferral  under the  Plan shall be subject to the provisions of the Plan, any other conditions imposed by law, and the terms of any award of Compensation. Approval of a deferral of Compensation shall in no event constitute a waiver by the Company of any conditions to the receipt of such Compensation.



                                     - 6 -
          (c)  Written agreement - Every deferral that is approved by the Board or its designees shall be made pursuant to a written agreement signed by the Participant and the Company. Any modifications or amendments to such agreement shall also be in writing, signed by the parties. In the event of any conflict or inconsistency between the terms of such written agreement and the terms of the Plan, such written agreement shall control.

     2.2  Equity Option

          (a)  Stock equivalents - Upon  approval of  a deferral in  the Equity

               Option, a "Stock Equivalent Account" shall be established in the Participant's name. Stock equivalents and fractions thereof shall be credited to such Stock Equivalent Account in an amount determined by dividing the amount of Compensation to be deferred in each such account by the Market Value of the relevant Stock on the Date of Crediting. Upon the occurrence of any stock split-up, stock dividend, issuance of any tracking stock, combination or reclassification with respect to any outstanding series or class of Stock, or consolidation, merger or sale of all or substantially all of the assets of the Company, the number of Stock equivalents in each Stock Equivalent Account shall, to the extent appropriate, be adjusted accordingly.

          (b)  Company Matching  Deferral -  Upon  a deferral  into  the Equity

               Option and the associated crediting of Stock equivalents to a Participant's Stock Equivalent Account, the Company shall credit each such Stock Equivalent Account, on the same Date of Crediting, with an additional number of Stock equivalents equal to 33-1/3% of the Compensation deferred into each such Stock

                                     - 7 -
               Equivalent Account divided by the Market Value of the relevant Stock on the Date of Crediting. Such additionally credited Stock equivalents, and all dividend equivalents associated therewith, are hereinafter referred to as "Company Matching Deferrals".

          (c)  Time of  crediting -  Deferrals  in Stock  equivalents  shall be credited to a Participant's Stock Equivalent Account on the Date of Crediting.

          (d)  Dividend Equivalents - To the  extent dividends on  any class or series of outstanding Stock are paid, dividend equivalents and fractions thereof shall be calculated with respect to balances of such Stock equivalents in any Stock Equivalent Account, converted to additional equivalents of such Stock and credited to the appropriate Stock Equivalent Account as of the dividend payment dates. The number of Stock equivalents to be credited as of each such date shall be determined by dividing the amount of the dividend equivalent by the Market Value of the relevant Stock on the dividend payment date. The Participant's Stock Equivalent Account shall continue to earn such dividend equivalents until fully distributed if distributed in Stock, otherwise such dividend equivalents shall be earned only until the time of a Participant's Retirement or other termination or the effective date of the commencement of total and permanent disability. At the discretion of the Committee, dividend equivalents may be credited in cash to a Deferred Cash Account established or existing for the Participant under the "Variable Interest Option", described in Section 2.3 hereof, instead of converting them to additional Stock equivalents.



                                     - 8 -
          (e)  Form of distribution - Distributions under this Option, including distributions of Company Matching Deferrals, shall be in cash unless the Participant or Beneficiary elects to receive shares of Stock. The amount of cash to be distributed shall be the number of whole and/or fractional Stock equivalents in the Stock Equivalent Account multiplied by the Market Value of the Stock. The amount of shares of Stock distributed shall be equal to the number of whole Stock equivalents in the Equity Account. Any fractional share balance will be paid in cash. Both the cash and the Stock calculations will be as of the date of the Participant's Retirement or other termination or the effective date of the determination of total and permanent disability, with interest accruing, at the rate described in Section 2.3(a) hereof, from such date of Retirement, other termination or determination of disability until the time of distribution.

          (f)  Time of  distribution to  Participant -  All amounts  due to  the

               Participant under the Equity Option shall be payable on the 60th day following the Participant's Retirement or other termination. Distributions to Participants found to be totally and permanently disabled shall be on the 60th day following the determination of such disability. No amounts shall be payable to a Participant prior to such Participant's Retirement, other termination or total and permanent disability.

          (g)  Distribution upon  death -  In  the event  of  the Participant's death, all amounts due under this Option shall be paid to the Beneficiary; but if none is designated then benefits shall be paid to Participant's estate or as provided by law. Distribution


                                     - 9 -
               in full shall be made on the 60th day following the Participant's death.

          (h)  Change in Control - Upon a Change in Control, deferrals into the

               Equity Option will no longer be permitted and each Stock Equivalent Account shall be immediately converted into a Deferred Cash Account established pursuant to Section 2.3(a) hereof. The amount of cash to be credited to each such Deferred Cash Account shall be equal to the number of whole and/or fractional Stock equivalents in each Stock Equivalent Account multiplied by the Market Value as of the Change in Control. Each Participant whose Stock Equivalent Account is hereby converted to a Deferred Cash Account shall have the right, at his sole discretion, to convert such Deferred Cash Account into any other deferral option which may thereafter be established pursuant to the Plan or any other deferred compensation plan established by the Company or any successor.

     2.3  Variable Interest Option

          (a)  Interest equivalents -  Upon  approval  of  a  deferral  in  the

               Variable Interest Option, a "Deferred Cash Account" shall be established in the Participant's name. The amount of Compensation being deferred under this option will be credited to this account on or before the Date of Crediting. Interest equivalents on amounts deferred under this option shall be calculated annually as of December 31 of each year for the period from the Date of Crediting until December 31, or, if such period is greater than one year, for the one-year period commencing with the previous January 1. Such equivalents shall be based on the average of the daily close of business prime rates for the 365

                                     - 10 -
               days of such year, with respect to amounts credited prior to such year, or, with respect to amounts credited during such year, for the number of days from the Date of Crediting. The daily close of business prime rates shall be as established by Morgan Guaranty Trust Company of New York or such other bank as may be designated by the Board. At distribution, interest equivalents shall be similarly calculated on amounts in the Deferred Cash Account based on average daily prime rates from the preceding January 1, or, if later, the Date of Crediting, through the date of distribution, and added to the total to be distributed. The crediting of interest equivalents to the Participant's Deferred Cash Account shall continue until the balance in such account is fully distributed.


          (b)  Time of  crediting -  The interest  equivalents  calculated each

               December 31 shall be credited to a Participant's Deferred Cash Account on January 1 of the next Year. Prior to distribution to a Participant pursuant to Section 2.3(d) hereof, interest equivalents calculated as described above shall be credited to such Participant's Deferred Cash Account.

          (c)  Form of distribution - Distribution under this option shall be in cash.

          (d)  Time of  distribution to  Participant -  All amounts  due to  the

               Participant under the Variable Interest Option shall be payable on the 60th day following the Participant's Retirement or other termination. Distributions to Participants found to be totally and permanently disabled shall be on the 60th day following the

                                     - 11 -
               determination of such disability. No amounts shall be payable to a Participant prior to such Participant's Retirement, other termination or total and permanent disability.

          (e)  Distribution upon  death -  In  the event  of  the Participant's death, all amounts due under this Option shall be paid to the Beneficiary; but if none is designated then benefits shall be paid to Participant's estate or as provided by law. Distribution in full shall be made in a lump sum on the 60th day following the Participant's death.

     2.4  Transfer  of  Liabilities  of   Retirement  Plan  for   Non-Management
               Directors

          Effective June 1, 1996, Participants shall be credited with an amount equal to the present value of retirement benefits accrued by them as of that date under the Retirement Plan for Non-Management Directors, such present value to be determined based on the assumptions that (i) each Participant will retire on his or her 70th birthday or, if greater, at the age attained as of June 1, 1996, and (ii) calculations shall be based on the UP '84 mortality table assuming a single life annuity form of payment. Amounts shall be converted, as of June 1, 1996, into Stock equivalents and credited on that date to each Participant's Stock Equivalent Account under the Equity Option. No Company Matching Deferral shall be credited in connection with these amounts.

3.   Other Governing Provisions

     3.1  Company's Obligations Unfunded - All benefits due a  Participant or a

          Beneficiary under this Plan are unfunded and unsecured and are payable

                                     - 12 -
          out of the general funds of the Company. The Company, in its sole and absolute discretion, may establish a "grantor trust" for the payment of benefits and obligations hereunder, the assets of which shall be at all times subject to the claims of creditors of the Company as provided for in such trust, provided that such trust does not alter the characterization of the Plan as an "unfunded plan" for purposes of the Employee Retirement Income Security Act, as amended. Such trust shall make distributions in accordance with the terms of the Plan.

     3.2  Beneficiary Designation - A Participant may file with the Secretary of the Company a written designation of a beneficiary or beneficiaries (subject to such limitations as to the classes and number of beneficiaries and contingent beneficiaries as the Board may from time to time prescribe) to receive, following the death of the Participant, benefits payable under any option of the Plan. The Board reserves the right to review and approve beneficiary designations. A Participant may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Board shall be in doubt as to the right of such beneficiary to receive any benefits under the Plan, the Board may determine to recognize only the rights of the legal representative of the Participant, in which case the Company, the Board and the members thereof shall not be under any further liability to anyone.

     3.3  Hardship Withdrawals - The Board in its  sole and absolute discretion may permit withdrawal by a Participant of any amount from his accounts under the Equity Option or the Variable Interest Option, if the Board determines, in its discretion, that such funds are needed due to serious and immediate financial hardship from an unforeseeable

                                     - 13 -
          emergency. Serious and immediate financial hardship to the Participant must result from a sudden and unexpected illness or accident of the Participant or a dependent, loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising from events beyond the control of the Participant. A distribution based upon such financial hardship cannot exceed the amount necessary to meet such immediate financial need. In addition, the Board may impose suspensions or other penalties as a condition to such withdrawals.

     3.4  Transferability of Benefits - The right to receive payment of benefits under this Plan shall not be transferred, assigned or pledged except by beneficiary designation, will or pursuant to the laws of descent and distribution.

     3.5  Address of Participant or Beneficiary - A Participant shall  keep the

          Company apprised of his current address and that of any Beneficiary at all times during his participation in the Plan. At the death of a Participant, a Beneficiary who is entitled to receive payment of benefits under the Plan shall keep the Company apprised of his current address until the entire amount to be distributed to him has been paid.

     3.6  Taxes - Any taxes  required to be  withheld under applicable  federal,

          state or local tax laws or regulations may be withheld from any payment due hereunder.

     3.7  Gender -  The use  of masculine  pronouns herein  shall be  deemed  to include both males and females.


                                     - 14 -
































                                     - 15 -